HEI Exhibit 99.2(l)

ELEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND

FIDELITY MANAGEMENT TRUST COMPANY

THIS ELEVENTH AMENDMENT TO TRUST AGREEMENT, is made and entered into November 1, 2006, and is effective on that date unless otherwise noted below, by and between Fidelity Management Trust Company (the “Trustee”) and Hawaiian Electric Industries, Inc. (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated February 1, 2000, and amended August 1, 2000, November 1, 2000, April 1, 2001, December 31, 2001, January 1, 2002, April 1, 2002, July 1, 2002, September 1, 2003, February 2, 2004 and October 3, 2005 (the “Trust Agreement”) for the Hawaiian Electric Industries Retirement Savings Plan (the “Plan”); and

WHEREAS, effective November 1, 2006, the Sponsor wishes to add the Fidelity Freedom 2045 FundSM and the Fidelity Freedom 2050 FundSM as investment options under the Trust; and

WHEREAS, in furtherance of the foregoing, the Sponsor and the Trustee desire to amend said Trust Agreement as provided for in Section 13 thereunder;

NOW THEREFORE, in consideration of the above premises, the Sponsor and the Trustee hereby amend the Trust Agreement by:

(1)	Amending and restating Schedules “A” and “C”, in their entirety, as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eleventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ Eric K. Yeaman	10/16/06	By:	/s/ Rebecca Ethier	10/24/06
	Eric K. Yeaman	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Patricia U. Wong	10/16/06
	Patricia U. Wong	Date
Secretary

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Schedule “A”

ADMINISTRATIVE SERVICES

The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A”, or as otherwise agreed to in writing (or by means of a secure electronic medium) between the Sponsor and Trustee in accordance with direction procedures established by the Trustee with the written approval of the Sponsor and documented in the Plan Administration Manual. With regard to Plan specific services, the Trustee shall add services only at the direction of the Sponsor. With prior written notice to the Sponsor, the Trustee may unilaterally enhance the services previously approved, provided there is no impact on fees set forth in Schedule “B”; and further provided that if the Sponsor notifies the Trustee in writing that a change to a previously approved service proposed by the Trustee pursuant to this sentence is unacceptable to the Sponsor, such service change shall not be applied.

Administration

*	Establishment and maintenance of participant account and election percentages.

*	Maintenance of the following plan investment options:

-	AIM Dynamics Fund (frozen to new investments effective January 1, 2006)

-	ASB Money Market Account

-	Fidelity Diversified International Fund

-	Fidelity Freedom 2000 Fund®

-	Fidelity Freedom 2005 Fund®

-	Fidelity Freedom 2010 Fund®

-	Fidelity Freedom 2015 Fund®

-	Fidelity Freedom 2020 Fund®

-	Fidelity Freedom 2025 Fund®

-	Fidelity Freedom 2030 Fund®

-	Fidelity Freedom 2035 Fund®

-	Fidelity Freedom 2040 Fund®

-	Fidelity Freedom 2045 FundSM

-	Fidelity Freedom 2050 FundSM

-	Fidelity Freedom Income Fund®

-	Fidelity Magellan® Fund

-	Fidelity Overseas Fund (frozen to new investments effective April 1, 2004)

-	Fidelity Puritan® Fund

-	Fidelity Retirement Money Market Portfolio

-	Fidelity U.S. Bond Index Fund

-	First American Mid Cap Growth Fund

-	HEI Common Stock Fund

-	Morgan Stanley Institutional Fund, Inc. International Equity Portfolio – Class B

-	Morgan Stanley Institutional Fund Trust Value Portfolio – Adviser Class

-	Neuberger Berman Partners Fund – Trust Class

-	Phoenix Mid-Cap Value Fund – Class A

-	Spartan U.S. Equity Index Fund

-	T. Rowe Price Growth Stock Fund

-	T. Rowe Price Small-Cap Stock Fund

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*	Maintenance of the following money classifications:

-	Salary Reduction

-	Participant Voluntary

-	Rollover

-	HEI Diversified Plan

-	Employer ASB

-	Employer Supplemental

-	IRA

-	Voluntary HEISOP

-	Employer HEISOP

-	Employee Pre-Tax Catch Up

-	After Tax Rollover

-	Employer BIA

-	TRP PER

*	Processing of investment option trades

*	Establishment and maintenance of participant loans

*

Enrollment of new Participants via telephone and/or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee. Confirmation of enrollment will be provided online or, if requested, by mail (generally within five (5) calendar days of the request).

*

Maintenance of Participants’ requests to change their pre-tax and catch-up deferral percentages via telephone or such electronic means as may be agreed upon from time to time by the Sponsor and the Trustee

*	Provide participant deferral election data updates via electronic data transfer (“EDT”) in a timely manner for the Sponsor to apply to its payrolls

Processing

*	Weekly processing of contribution data and contributions

*	Daily processing of transfers and changes of future allocations via the telephone exchange system or by such other means as the Sponsor and Trustee may agree to from time to time

*	Daily and weekly processing of participant data updates via the Plan Sponsor Webstation or by such other means as the Sponsor and Trustee may agree to from time to time

*	Processing of changes to Participants’ deferral percentages

*	Processing of rollovers

*	Processing of excess contributions and deferrals

*	Processing of in-service partial, and full withdrawals due to certain circumstances previously approved by the Sponsor

*	Processing of hardship withdrawals as directed by Participants and approved by the Sponsor

*	For general loans: Consult with Participants on various loan scenarios and generate all documentation

*	For home loans: Processing of loan requests as directed by Participants and approved by the Sponsor

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*	Processing of forfeitures as directed by the Sponsor

*	Processing of loan payoff payments at Participants’ request via telephone exchange system or by such other means as the Sponsor and the Trustee may agree to from time to time

Other

*	Reports

*	Monthly trial balance

*	Monthly loan reports

*	Quarterly or annual administrative reports

*	Quarterly participant statements via paper or electronic copy

Financial Reporting

*	1099Rs

*	Assist in the preparation of Form 5500

Account Segregation

*	Account segregation for Qualified Domestic Relations Orders (“QDRO”) as directed by Sponsor

*	Account segregation for named beneficiary(ies) due to a participant’s death as directed by Sponsor

Internet Services

*	Plan Sponsor Webstation

*

Fidelity PortfolioPlannerSM, an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.

*	NetBenefitsSM

Processing Services

*	Minimum Required Distribution (“MRD”) service

*

De minimis Distributions: After a participant terminates employment and is eligible for a distribution, the Trustee will determine whether the vested account balance exceeds $5,000, or exceeds $5,000 at the end of the warning period (at least 30 days, but not more than 70 days, from the determination date). If the balance is over $1,000 and up to $5,000, an automated transfer of the account balance will be made to a Fidelity Rollover IRA, or if the balance does not exceed $1,000, the Trustee will process a mandatory and immediate cashout, subject only to the requirement to offer a rollover opportunity and to allow participants with balances in the HEI Common Stock Fund to elect distribution of such balances in the form of HEI Common Stock. The $5,000 threshold will be determined based on criteria provided by the Sponsor and will increase or decrease as Congress may from time to time amend this threshold in Code Section 411(a) (11).

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*

Loan Interest Rate Update Service: The Trustee will provide monthly monitoring of the Federal Reserve Prime Rate, Loan interest rate update (for new loans) upon change of the Prime Rate, and Simple rate calculation based on the Prime Rate.

Miscellaneous Services

*	Periodic meetings with Sponsor

*	Educational services as needed and mutually agreed upon by the Trustee and the Sponsor

*	Provide employee communications describing available investment options, including multimedia informational materials and group presentations

*

Change of Address by Telephone: The Trustee shall allow terminated and retired Participants, Alternate Payees of Participants of any status, and Beneficiaries of deceased employees, terminated and retired Participants to make address changes via Fidelity’s toll-free telephone service

*

Loan Coupons: For terminated and retired Participants with outstanding loans, the Trustee shall provide to these Participants a loan coupon book for the purpose of scheduling and processing loan repayments

*

Rollover Contribution Processing: Process the qualification and acceptance of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan’s written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual. Requests that do not meet the specified criteria will be returned to the Participant with an explanation as to why the request cannot be processed. If the Trustee determines that a request is not a valid rollover, the requested rollover contribution will be rejected back to the Participant.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ Eric K. Yeaman	10/16/06	By:	/s/ Rebecca Ethier	10/24/06
	Eric K. Yeaman	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Patricia U. Wong	10/16/06
	Patricia U. Wong	Date
Secretary

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Schedule “C”

INVESTMENT OPTIONS

In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants’ individual accounts may be invested in the following investment options:

-	AIM Dynamics Fund (frozen to new investments effective January 1, 2006)

-	ASB Money Market Account

-	Fidelity Diversified International Fund

-	Fidelity Freedom 2000 Fund®

-	Fidelity Freedom 2005 Fund®

-	Fidelity Freedom 2010 Fund®

-	Fidelity Freedom 2015 Fund®

-	Fidelity Freedom 2020 Fund®

-	Fidelity Freedom 2025 Fund®

-	Fidelity Freedom 2030 Fund®

-	Fidelity Freedom 2035 Fund®

-	Fidelity Freedom 2040 Fund®

-	Fidelity Freedom 2045 FundSM

-	Fidelity Freedom 2050 FundSM

-	Fidelity Freedom Income Fund®

-	Fidelity Magellan® Fund

-	Fidelity Overseas Fund (frozen to new investments effective April 1, 2004)

-	Fidelity Puritan® Fund

-	Fidelity Retirement Money Market Portfolio

-	Fidelity U.S. Bond Index Fund

-	First American Mid Cap Growth Fund

-	HEI Common Stock Fund

-	Morgan Stanley Institutional Fund, Inc. International Equity Portfolio – Class B

-	Morgan Stanley Institutional Fund Trust Value Portfolio – Adviser Class

-	Neuberger Berman Partners Fund – Trust Class

-	Phoenix Mid-Cap Value Fund – Class A

-	Spartan U.S. Equity Index Fund

-	T. Rowe Price Growth Stock Fund

-	T. Rowe Price Small-Cap Stock Fund

The investment option referred to in Section 4(c) and Section 4(d) (v) (B) (5) shall be the ASB Money Market Account.

The Sponsor hereby directs the Trustee to update the methodology (i.e., date ranges) as additional Fidelity Freedom Funds® are launched and added in accordance with the above. Such updates will be made to the service as soon as administratively feasible following the launch of future Fidelity Freedom Funds®, unless otherwise directed by the Sponsor. The Sponsor hereby directs the Trustee to add any additional Fidelity Freedom Funds® as permissible investment options as they are launched, such funds being available to Plan participants as of the open of trading on the New York Stock Exchange on their

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respective inception dates or as soon thereafter as administratively possible, unless otherwise directed by the Sponsor.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ Eric K. Yeaman	10/16/06	By:	/s/ Rebecca Ethier	10/24/06
	Eric K. Yeaman	Date		FMTC Authorized Signatory	Date
Chairman

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